UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☐                            Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Wheeling - Pittsburgh Corporation

(Name of Registrant as Specified In Its Charter)

Esmark Incorporated

Bouchard Group, L.L.C.

Franklin Mutual Advisers, LLC

James P. Bouchard

Craig T. Bouchard

Albert G. Adkins

Clark Burrus

C. Frederick Fetterolf

James V. Koch

George Muñoz

Joseph Peduzzi

James A. Todd

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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The legend posted to Esmark’s website at http://www.esmark.com (including the legend at the end of the Fact Sheet filed with Commission on July 17, 2006) has been revised and will be replaced with the following text:

Esmark, together with the other participants indicated below, filed a revised preliminary proxy statement with the SEC on August 24, 2006 relating to the solicitation of proxies for the election of a slate of director nominees at the 2006 annual meeting of shareholders of Wheeling-Pitt. Esmark’s revised preliminary proxy statement contains information on the participants in Esmark’s solicitation and their interests in Wheeling-Pitt. Esmark and the other participants intend to file a definitive proxy statement and accompanying proxy card with the SEC. Esmark urges Wheeling-Pitt shareholders to read the definitive proxy statement in its entirety when it becomes available because it will contain important information. When filed, the definitive proxy statement will be available at no charge at the SEC’s website at http://www.sec.gov. The participants will provide copies of the definitive proxy statement without charge upon request made to Esmark’s proxy solicitor, Innisfree M&A Incorporated, at its toll-free number (888)750-5834. The participants in this proxy solicitation are anticipated to be Esmark, the Bouchard Group, L.L.C., Franklin Mutual Advisers, LLC and certain of its directors and officers, James P. Bouchard, Craig T. Bouchard, Albert G. Adkins, Clark Burrus, C. Frederick Fetterolf, James V. Koch, George Muñoz, Joseph Peduzzi, and James A. Todd.

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The following press release will be posted to Esmark’s website at http//www.esmark.com:

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FOR IMMEDIATE RELEASE

Esmark Comments on Recent Public Statements by Wheeling-Pittsburgh Corporation,

CSN and the United Steelworkers Regarding Proposed Merger

Esmark Asks Wheeling-Pitt to Disclose to Shareholders Details of its

So-Called ‘Plan B’ in the Event its Proposed Merger with CSN Fails

Esmark Believes Wheeling-Pitt Shareholders Deserve Complete Disclosure on the

True Financial Performance of CSN’s Terre Haute, Indiana Facility

Esmark Welcomes United Steelworkers’ Support for its Strategic Plan to Merge with

Wheeling-Pittsburgh Corporation, Which Provides Superior Benefits to Wheeling-Pitt

Shareholders, Workers, Retirees and the Ohio Valley Communities

CHICAGO, August 31, 2006—Esmark Incorporated (“Esmark”), a steel services company supported by global investor Franklin Mutual Advisers, LLC, and lead bank JP Morgan Chase N.A., today released the following statement from its President and Chief Financial Officer, Craig T. Bouchard, regarding recent statements in the media by executives from Wheeling-Pittsburgh Corporation (NASDAQ: WPSC) (“Wheeling-Pitt”), Companhia Siderurgica Nacional (NYSE: SID) (“CSN”) and representatives of the United Steelworkers:

“We have followed with great interest the comments made by executives from Wheeling-Pitt, CSN and representatives of the United Steelworkers in recent days. We are pleased that the United Steelworkers have announced their strong support for the proposed Esmark transaction and their plans to defend the rights of the United Steelworkers from Wheeling-Pitt management and its proposed merger with CSN.

“We were troubled – as we imagine many of Wheeling-Pitt’s shareholders were – to learn in the August 29 edition of the Pittsburgh Tribune-Review that Mr. Bradley has developed a ‘Plan B’ for reorganizing Wheeling-Pitt in the event his proposed merger with CSN fails to materialize. Yet Mr. Bradley refuses to divulge any details of his ‘Plan B’ to Wheeling-Pitt shareholders, employees, retirees or the Ohio Valley community.

“We were also interested to learn additional information regarding Mr. Bradley’s Plan A – the proposed merger with CSN. CSN purchased its Heartland facility in Terre Haute, Indiana in 2001 out of bankruptcy for $50 million, plus the assumption of $19.8 million in debt. In the August 29 edition of the Steubenville Herald-Star, CSN admitted that its Heartland facility continued to suffer losses. This is the key asset in Mr. Bradley’s Plan A that CSN is contributing for its initial 49.5% stake in the new company. The shareholders, employees and other stakeholders have a right to know the extent of the losses suffered at Heartland, the true value of this facility and other key performance metrics.

“In contrast to the Heartland facility, Esmark is a well-run and profitable company. Our company is on track to record pre-tax income of over $32 million in 2006. By an independent analysis, the replacement value of Esmark’s property, plant and equipment has been estimated to be well over $400 million.

“We continue to believe that the proposed combination of Wheeling-Pitt and Esmark provides superior value to the shareholders, employees and other stakeholders of Wheeling-Pitt. For this and other reasons, we have nominated a slate of directors to be elected at the upcoming annual meeting of shareholders on November 17.”

Esmark, together with the other participants indicated below, filed a revised preliminary proxy statement with the SEC on August 24, 2006 relating to the solicitation of proxies for the election of a slate of director nominees at the 2006 annual meeting of shareholders of Wheeling-Pitt. Esmark’s revised preliminary proxy statement contains information on the participants in Esmark’s solicitation and their interests in Wheeling-Pitt. Esmark and the other participants intend to file a definitive proxy statement and accompanying proxy card with the SEC. Esmark urges Wheeling-Pitt shareholders to read the definitive proxy statement in its entirety when it becomes available because it will contain important information. When filed, the definitive proxy statement will be available at no charge at the SEC’s website at http://www.sec.gov. The participants will provide copies of the definitive proxy statement without charge upon request made to Esmark’s proxy solicitor, Innisfree M&A Incorporated, at its toll-free number (888) 750-5834. The participants in this proxy solicitation are anticipated to be Esmark, the Bouchard Group, L.L.C., Franklin Mutual Advisers, LLC and certain of its directors and officers, James P. Bouchard, Craig T. Bouchard, Albert G. Adkins, Clark Burrus, C. Frederick Fetterolf, James V. Koch, George Muñoz, Joseph Peduzzi, and James A. Todd.

About Esmark

Headquartered in Chicago and founded by the Bouchard Group, Esmark is a steel services family of companies. The mission of Esmark is to establish the benchmark standards for strategic consolidation, operating efficiency and management excellence in the steel sector. More information about Esmark can be found at www.esmark.com. This

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press release contains forward-looking statements. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include the ability to successfully solicit sufficient proxies to elect Esmark’s nominees for director and the ability to achieve anticipated cost savings as a result of the proposed merger, competition in the steel industry, dependence on suppliers of raw materials, and cyclical demand for steel products.

Media Contact:

Bill Keegan, Edelman, 312.240.2624, bill.keegan@edelman.com

For Investors:

Craig T. Bouchard, Esmark, 708.756.0400, ctbouchard@esmark.com

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